Exhibit 32.1

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Form 10-Q for the quarter ended September 30, 2003 filed by Washington Real Estate Investment Trust with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: November 13, 2003	/s/ Edmund B. Cronin, Jr.
Edmund B. Cronin, Jr.
Chairman of the Board, President & CEO

Dated: November 13, 2003	/s/ Laura M. Franklin
Laura M. Franklin
Senior Vice President
Accounting, Administration and Corporate Secretary

Dated: November 13, 2003	/s/ Sara L. Grootwassink
Sara L. Grootwassink
Chief Financial Officer